                                                                    EXHIBIT 16.1


                         (Ernst & Young LLP Letterhead)


August 18, 1999

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Gentlemen:

We have read Item 4 of Form 8-K dated August 18, 1999, of USTMAN Technologies, Inc. and are in agreement with the statements contained in paragraph (a) therein. We have no basis to agree or disagree with other statements of the registrant contained therein.



                                        /s/ Ernst & Young LLP